AMENDMENT TO CONTRACT OF SALE

THIS IS AN AMENDMENT TO CONTRACT OF SALE ("Amendment") and is dated as of the 9th day of December, 2005, by and among **Crown Central LLC**, a Maryland limited liability company with a mailing address of 1 North Charles Street, Baltimore, Maryland 21201, (hereinafter, "Seller"), and **ReFuel America, Inc**, a Delaware corporation, whose mailing address is 6000 Fairview Road, Suite 1202, Charlotte, North Carolina 28210 (hereinafter "Buyer," Seller and Buyer are hereinafter sometimes referred to as the "Parties").

WITNESSETH:

This Amendment modifies a CONTRACT OF SALE between Seller and Buyer dated September 29, 2005 relating to the sale of certain petroleum terminal properties and related improvements located in the states of Georgia, North Carolina and South Carolina, more fully described in the Contract of Sale. Buyer hereby wishes to extend the Closing date contained in the original Contract of Sale from December 15, 2005 to January 15, 2005 for the North Carolina and South Carolina properties. In consideration for Seller agreeing to extend the Closing date, Buyer agrees to pay to Seller $170,000 upon full execution of this Amendment, which Buyer agrees is non refundable should Buyer not proceed to Closing, but which shall be applied towards the Purchase Price as defined by the Contract of Sale, in the event Buyer does proceed to Closing. Buyer and Seller hereby agree and bargain that there is sufficient consideration to effectuate this modification.

THEREFORE, the Contract of Sale shall be amended as follows:

1. PURCHASE PRICE. [INSERT THE FOLLOWING LANGUAGE AT THE END OF THIS PARAGRAPH 1 **PURCHASE PRICE** TO THE CONTRACT OF SALE:] Buyer and Seller hereby agree to extend the Closing Date for the North Carolina and South Carolina properties from December 15, 2005 to January 15, 2006. Buyer shall make an additional deposit of One Hundred Seventy Thousand and 00/100 Dollars ($170,000.00) as

consideration for Seller agreeing to extend the Closing date (Extension Deposit) by wire or electronic funds transfer to Seller's account within 24 hours of upon full execution of this Amendment. The Extension Deposit, shall belong to Seller and shall be retained by Seller as liquidated damages, as hereinafter provided and not as a penalty, in the event Buyer does not go to Closing. The Extension Deposit shall be applied to the Purchase Price in the event Buyer does proceed to Closing.

2. CLOSING. [REPLACE THE FIRST AND SECOND SENTENCE OF THIS PARAGRAPH 2 **CLOSING** IN THE CONTRACT OF SALE WITH THE FOLLOWING:] Closing hereunder for the properties in North and South Carolina as described in Exhibit A shall be held at 1 p.m. on January 15, 2005 at the offices of Buyer's title insurance company in the State and City of Charlotte, North Carolina (the "Closing") or at such earlier time or place as agreed upon by the Parties. At Closing, the Purchase Price and all Sales Taxes (as hereinafter defined and in an amount reflected on the closing statement executed by Buyer and Seller at Closing), less the Deposit and Extension Deposit actually received by Seller, shall be paid by Buyer by wire transfer, at Buyer's cost, in immediately available federal funds denominated in U.S. Dollars to an account or accounts designated by Seller.

3. All other terms and conditions of the September 29, 20005 Contract of Sale shall remain unchanged and in full force and effect.

WITNESS/ATTEST:

BUYER:

By: BRUCE WUNNER (SEAL)
Name:
Title: CHAIRMAN & CEO
Date: DEC. 12, 2005

IN WITNESS WHEREOF, the parties have caused this Amendment to Contract of Sale to be duly executed and their respective seals to be hereto affixed as of the day and year below each respective signature.

WITNESS/ATTEST:

____

SELLER:

Crown Central LLC

By:_______________________________(SEAL)
Name: Robert A. Fritz
Title: Director Brand Licensing, Real Estate & Environmental
Date:_____________________